Perrigo Reports Record Quarterly Revenue and Earnings and Raises Full Year Adjusted EPS Guidance

ALLEGAN, Mich., Feb. 1, 2011 /PRNewswire/ --

  Fiscal second quarter revenue from continuing operations increased $135 million, or 23%, to $718 million
  Fiscal second quarter GAAP income from continuing operations increased 43% to an all-time record $90 million, or $0.96 per share
  Fiscal second quarter adjusted income from continuing operations increased 46% to $98 million, or $1.05 per share
  Record second quarter cash flow from operations of $129 million
  Management raises full-year fiscal 2011 adjusted diluted earnings from continuing operations guidance to $3.75-$3.90 per share from previously announced $3.60-$3.75 per share

Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its second quarter and six months ended December 25, 2010.

Perrigo's Chairman and CEO Joseph C. Papa commented, "We are very pleased with the performance this quarter. We delivered all-time record quarterly revenue and earnings, and record second quarter cash flow. Our Rx, Nutritionals and API segments all contributed to this strong performance. The performance came from core business strength, new product sales of over $63 million, and operating execution. Our Consumer Healthcare segment performed well and is enjoying strong demand for its products; however, despite improving sequentially, we continued to experience throughput pressures in manufacturing.  We will continue to improve during each coming quarter and expect to have those issues behind us by the end of our fiscal year. More consumers are benefitting from the value proposition of Perrigo's quality, affordable healthcare products and we look forward to serving even more of them in the future."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Second Quarter		Six Months
	2011	2010	2011	2010
Net Sales	$717,515	$582,425	$1,358,837	$1,110,758
Reported Income	$89,779	$62,791	$163,457	$113,891
Adjusted Income	$98,382	$67,465	$179,732	$134,128
Reported Diluted EPS	$0.96	$0.68	$1.75	$1.22
Adjusted Diluted EPS	$1.05	$0.73	$1.93	$1.44
Diluted Shares	93,363	92,999	93,280	93,018

Second Quarter Results

Net sales from continuing operations for the second quarter of fiscal 2011 were approximately $718 million, an increase of 23% over fiscal 2010. The increase was driven primarily by the acquisitions of PBM Holdings, Inc. (PBM) and Orion Laboratories Pty Ltd. (Orion) as well as $63 million in new product sales. Reported income from continuing operations was $90 million, or $0.96 per share, a strong increase over $63 million, or $0.68 per share, a year ago. Excluding charges as outlined in Table I at the end of this release, second quarter fiscal 2011 adjusted income from continuing operations was $98 million, or $1.05 per share.

Six Months Results

Net sales for the first half of fiscal 2011 were $1,359 million, an increase of 22% over fiscal 2010. The increase was driven primarily by strong results in the Rx, Nutritionals and API segments and included consolidated new product sales of approximately $112 million. Reported gross profit was $463 million, up 28% over last year, and the reported gross margin was 34.1%, up from 32.5% last year. Reported operating margin increased 270 basis points to 18.0%, and adjusted operating margin increased 200 basis points to 19.7%. Reported income from continuing operations was $163 million, an increase of 44%. Adjusted income from continuing operations was $180 million, or an increase of 34%.

Consumer Healthcare

Consumer Healthcare segment net sales for the second quarter were $430 million compared with $417 million for the second quarter last year, an increase of 3%. The increase resulted from approximately $24 million of existing product sales, primarily in the analgesics, smoking cessation and feminine hygiene categories, as well as $10 million from new product sales and approximately $7 million of incremental sales from the acquisition of Orion. These increases were partially offset by a decline of approximately $27 million in sales of existing products, primarily in the cough/cold, gastrointestinal and contract manufacturing categories. Reported operating income was $75 million, compared with $84 million a year ago. The decrease was largely driven by increased spending on quality and increased operating expenses. Reported operating margin decreased 280 basis points to 17.5%, and adjusted operating margin decreased 260 basis points to 18.0%.

For the first six months of fiscal 2011, Consumer Healthcare net sales increased $28 million, or 4%, compared to fiscal 2010.  The increase resulted from approximately $31 million of existing product sales, primarily in the analgesics and feminine hygiene categories, and approximately $27 million of new product sales, as well as incremental sales of $14 million from the Company's acquisition of Orion. This growth was partially offset by approximately $37 million in decreased sales of existing products in the cough/cold, gastrointestinal, smoking cessation and contract manufacturing categories and a decrease of $5 million in international sales of existing products.

On September 24, 2010, the Company announced that it had filed an Abbreviated New Drug Application (ANDA) for over-the-counter (OTC) omeprazole/sodium bicarbonate, a generic form of Zegerid OTC®. The Company also announced a patent infringement lawsuit by Schering-Plough Healthcare Products related to this product.

On November 29, 2010, the Company announced that it had launched Naproxen Sodium Soft Gels, a generic equivalent of Aleve® Liquid Gels.

Nutritionals

Nutritionals segment net sales for the second quarter were $133 million, compared with $61 million for the second quarter last year, an increase of 119%. The increase was due primarily to additional sales of approximately $86 million attributable to the acquisition of PBM. The increase was partially offset by a decrease in sales of existing products of approximately $15 million. Reported operating income was $20 million, compared with approximately $3 million a year ago. The increase was driven largely by the acquisition of PBM. The Vitamins, Minerals and Supplements (VMS) category also added to the increase as a result of improvements in operational efficiencies and lower material costs. Reported operating margin increased 1080 basis points to 15.1%, and adjusted operating margin increased 1440 basis points to 19.4%.

For the first six months of fiscal 2011, Nutritionals net sales increased $139 million or 119%, compared to fiscal 2010.  The increase resulted from $161 million of sales attributable to the acquisition of PBM and $3 million of new product sales in the VMS category. This growth was partially offset by $25 million in decreased sales of existing products in the VMS category.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment second quarter net sales were approximately $98 million, compared with $57 million a year ago, an increase of 72%. This increase was due primarily to new product sales of $31 million mainly related to the authorized generic of Aldara® and the generic version of Xyzal®, as well as approximately $5 million of increased sales volume in the Company's existing products. Reported operating income was $33 million, an increase of $15 million from last year. The increase was driven largely by new product sales and increased operating expense leverage. Reported operating margin increased 190 basis points from last year to 34.0%.

For the first six months of fiscal 2011, net sales for the Rx Pharmaceuticals segment increased 61% from fiscal 2010 to $167 million. Net sales increased due primarily to $48 million in new product sales and $9 million in sales of existing products.

On November 29, 2010, the Company announced that, together with its partner Synthon, final U.S. Food and Drug Administration (FDA) approval was received for levocetirizine tablets, a generic version of Xyzal®. Product shipments commenced immediately.

API

The API segment reported second quarter net sales of $40 million compared with $35 million a year ago, an increase of 14%. The increase was due primarily to new product sales of $17 million related primarily to European sales of temozolomide. The increase was offset partially by an approximately $11 million decrease in sales of existing products and a decrease of approximately $2 million due to unfavorable changes in foreign currency exchange rates. Reported operating income increased $5 million due to higher margin new product sales, decreased operating expenses and improved financial operating leverage. Reported operating margin increased 1080 basis points to 24.9%, and adjusted operating margin increased 1080 basis points to 26.2%.

For the first six months of fiscal 2011, net sales increased 14% to approximately $78 million, compared to $68 million in fiscal 2010. Reported operating margin increased 1310 basis points to 26.2% from last year's 13.1%.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported second quarter net sales of $16 million, compared with $12 million a year ago. The segment reported an operating loss of $8 thousand, compared to an operating loss of $800 thousand for fiscal 2010. Year-to-date net sales for fiscal 2011 increased 33% compared to fiscal 2010. The increase was due primarily to approximately $7 million in new product sales and approximately $3 million in increased sales of existing products. The increase was offset partially by a decrease of $1 million due to unfavorable changes in foreign currency exchange rates.

Guidance

Chairman and CEO Joseph C. Papa concluded, "The strength across our businesses continued this quarter, driving record results. As we look forward to the second half of fiscal 2011, we expect this strength to continue. Our teams are executing on their plans, which are the foundation for sustaining our growth. Reported fiscal 2011 earnings from continuing operations are now expected to be between $3.28 and $3.43 per share. Excluding the charges outlined in Table I at the end of this release, we now expect fiscal 2011 adjusted diluted earnings from continuing operations to be between $3.75 and $3.90 per share, up from our previously announced $3.60-$3.75 per share. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 24% to 29% over fiscal 2010 adjusted EPS."

The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 36915185.  A taped replay of the call will be available beginning at approximately 2:00 (ET) Tuesday, February 1, 2011, until midnight Friday, February 18, 2011. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 36915185.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, active pharmaceutical ingredients (API) and pharmaceutical and medical diagnostic products.  The Company is the world's largest store brand manufacturer of OTC pharmaceutical products and infant formulas. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 26, 2010, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Second Quarter		Year-to-Date
	2011	2010 As Adjusted (Note 1)	2011	2010 As Adjusted (Note 1)

Net sales	$717,515	$582,425	$1,358,837	$1,110,758
Cost of sales	468,015	384,800	895,383	749,921
Gross profit	249,500	197,625	463,454	360,837

Operating expenses
Distribution	8,864	7,084	17,197	13,555
Research and development	24,604	20,686	42,331	39,438
Selling and administration	83,793	71,822	159,920	123,682
Subtotal	117,261	99,592	219,448	176,675
Write-off of in-process
research and development	-	-	-	14,000
Total	117,261	99,592	219,448	190,675

Operating income	132,239	98,033	244,006	170,162
Interest, net	10,716	5,447	20,803	11,942
Other income, net	(633)	(1,023)	(1,192)	(319)

Income from continuing operations before
income taxes	122,156	93,609	224,395	158,539
Income tax expense	32,377	30,818	60,938	44,648
Income from continuing operations	89,779	62,791	163,457	113,891
Income (loss) from discontinued operations,
net of tax	388	(1,978)	1,085	(1,217)
Net income	$90,167	$60,813	$164,542	$112,674

Earnings (loss) per share (1)
Basic
Continuing operations	$0.97	$0.69	$1.78	$1.24
Discontinued operations	0.00	(0.02)	0.01	(0.01)
Basic earnings per share	$0.98	$0.66	$1.79	$1.23
Diluted
Continuing operations	$0.96	$0.68	$1.75	$1.22
Discontinued operations	0.00	(0.02)	0.01	(0.01)
Diluted earnings per share	$0.97	$0.65	$1.76	$1.21

Weighted average shares outstanding
Basic	92,232	91,634	92,031	91,646
Diluted	93,363	92,999	93,280	93,018

Dividends declared per share	$0.0700	$0.0625	$0.1325	$0.1175

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	December 25, 2010	June 26, 2010 As Adjusted (Note 1)	December 26, 2009 As Adjusted (Note 1)
Assets
Current assets
Cash and cash equivalents	$134,779	$109,765	$282,440
Restricted cash	-	400,000	-
Investment securities	-	559	559
Accounts receivable, net	465,257	357,185	340,465
Inventories	483,787	452,980	411,229
Current deferred income taxes	28,979	26,135	25,516
Income taxes refundable	943	14,439	5,714
Prepaid expenses and other current assets	43,253	28,403	23,830
Current assets of discontinued operations	6,542	7,375	70,345
Total current assets	1,163,540	1,396,841	1,160,098

Property and equipment	929,232	885,169	797,906
Less accumulated depreciation	(469,068)	(436,586)	(435,875)
	460,164	448,583	362,031

Restricted cash	-	-	400,000
Goodwill and other indefinite-lived intangible assets	639,581	624,663	274,107
Other intangible assets, net	578,766	587,000	209,017
Non-current deferred income taxes	13,314	-	-
Other non-current assets	79,655	52,677	53,862
	$2,935,020	$3,109,764	$2,459,115

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$289,844	$267,311	$252,523
Short-term debt	971	9,000	-
Payroll and related taxes	74,348	79,219	80,368
Accrued customer programs	90,366	59,898	63,927
Accrued liabilities	70,424	90,046	55,088
Accrued income taxes	32,992	9,125	11,742
Current portion of long-term debt	15,000	400,000	-
Current liabilities of discontinued operations	14,244	5,370	22,205
Total current liabilities	588,189	919,969	485,853

Non-current liabilities
Long-term debt, less current portion	875,000	935,000	825,000
Non-current deferred income taxes	16,652	54,064	53,323
Other non-current liabilities	147,139	106,791	106,227
Total non-current liabilities	1,038,791	1,095,855	984,550

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	440,208	428,457	404,880
Accumulated other comprehensive income	93,219	43,200	61,722
Retained earnings	772,713	620,439	520,803
	1,306,140	1,092,096	987,405
Noncontrolling interest	1,900	1,844	1,307
Total shareholders' equity	1,308,040	1,093,940	988,712
	$2,935,020	$3,109,764	$2,459,115

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$8,896	$8,015	$9,408
Working capital	$583,053	$474,867	$626,105
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	92,297	91,694	91,087

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Year-To-Date
	2011	2010 As Adjusted (Note 1)
Cash Flows From (For) Operating Activities
Net income	$164,542	$112,674
Adjustments to derive cash flows
Write-off of in-process research and development	-	14,000
Depreciation and amortization	50,370	34,241
Share-based compensation	7,212	7,695
Income tax benefit from exercise of stock options	2,123	(145)
Excess tax benefit of stock transactions	(9,607)	(4,351)
Deferred income taxes	(59,379)	(14,489)
Sub-total	155,261	149,625

Changes in operating assets and liabilities, net of asset and business acquisitions
Accounts receivable	(103,947)	(25,179)
Inventories	(24,151)	(22,682)
Income taxes refundable	13,629	1,775
Accounts payable	19,006	(9,067)
Payroll and related taxes	(6,100)	28,956
Accrued customer programs	30,495	9,354
Accrued liabilities	(14,010)	(3,623)
Accrued income taxes	37,596	18,558
Other	14,960	8,369
Sub-total	(32,522)	6,461
Net cash from operating activities	122,739	156,086

Cash Flows (For) From Investing Activities
Proceeds from sales of securities	560	-
Acquisitions of businesses, net of cash acquired	1,998	(10,059)
Acquired research and development	-	(14,000)
Acquisitions of assets	(4,000)	(10,262)
Additions to property and equipment	(30,555)	(23,260)
Net cash for investing activities	(31,997)	(57,581)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(8,029)	-
Borrowings of long-term debt	150,000	-
Repayments of long-term debt	(195,000)	(67,771)
Deferred financing fees	(3,703)	-
Excess tax benefit of stock transactions	9,607	4,351
Issuance of common stock	5,267	11,249
Repurchase of common stock	(8,214)	(70,804)
Cash dividends	(12,268)	(10,838)
Net cash for financing activities	(62,340)	(133,813)

Effect of exchange rate changes on cash	(3,388)	111
Net increase (decrease) in cash and cash equivalents	25,014	(35,197)

Cash and cash equivalents of continuing operations, beginning of period	109,765	317,638
Cash balance of discontinued operations, beginning of period	-	4
Cash and cash equivalents, end of period	134,779	282,445
Less cash balance of discontinued operations, end of period	-	(5)
Cash and cash equivalents of continuing operations, end of period	$134,779	$282,440

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$25,298	$21,846
Interest received	$2,266	$10,663
Income taxes paid	$55,264	$28,920
Income taxes refunded	$1,303	$940

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted

Net sales	$ 717,515	$ -		$ 717,515	$ 582,425	$ -		$ 582,425	23%	23%
Cost of sales	468,015	7,394	(a)	460,621	384,800	5,122	(a, c)	379,678	22%	21%
Gross profit	249,500	7,394		256,894	197,625	5,122		202,747	26%	27%

Operating expenses
Distribution	8,864	-		8,864	7,084	-		7,084	25%	25%
Research and development	24,604	-		24,604	20,686	-		20,686	19%	19%
Selling and administration	83,793	5,296	(a, f)	78,497	71,822	1,262	(a)	70,560	17%	11%
Total	117,261	5,296		111,965	99,592	1,262		98,330

Operating income	132,239	12,690		144,929	98,033	6,384		104,417	35%	39%
Interest, net	10,716	-		10,716	5,447	-		5,447	97%	97%
Other income, net	(633)	-		(633)	(1,023)	-		(1,023)	-38%	-38%
Income from continuing operations before income taxes	122,156	12,690		134,846	93,609	6,384		99,993	30%	35%
Income tax expense	32,377	4,087	(b)	36,464	30,818	1,710	(b)	32,528	5%	12%
Income from continuing operations	$ 89,779	$ 8,603		$ 98,382	$ 62,791	$ 4,674		$ 67,465	43%	46%

Diluted earnings per share from continuing operations	$ 0.96			$ 1.05	$ 0.68			$ 0.73	41%	44%

Diluted weighted average shares outstanding	93,363			93,363	92,999			92,999

Selected ratios as a percentage of net sales
Gross profit	34.8%			35.8%	33.9%			34.8%
Operating expenses	16.3%			15.6%	17.1%			16.9%
Operating income	18.4%			20.2%	16.8%			17.9%

	Six Months Ended
Consolidated	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$1,358,837	$ -		$1,358,837	$1,110,758	$ -		$1,110,758	22%	22%
Cost of sales	895,383	14,568	(a)	880,815	749,921	9,599	(a, d)	740,322	19%	19%
Gross profit	463,454	14,568		478,022	360,837	9,599		370,436	28%	29%

Operating expenses
Distribution	17,197	-		17,197	13,555	-		13,555	27%	27%
Research and development	42,331	-		42,331	39,438	-		39,438	7%	7%
Selling and administration	159,920	9,409	(a, f)	150,511	123,682	2,397	(a)	121,285	29%	24%
Write-off of in-process research and development	-	-		-	14,000	14,000	(e)	-	-100%	-
Total	219,448	9,409		210,039	190,675	16,397		174,278

Operating income	244,006	23,977		267,983	170,162	25,996		196,158	43%	37%
Interest, net	20,803	-		20,803	11,942	-		11,942	74%	74%
Other income, net	(1,192)	-		(1,192)	(319)	-		(319)	274%	274%
Income from continuing operations before income taxes	224,395	23,977		248,372	158,539	25,996		184,535	42%	35%
Income tax expense	60,938	7,702	(b)	68,640	44,648	5,759	(b)	50,407	36%	36%
Income from continuing operations	$ 163,457	$ 16,275		$ 179,732	$ 113,891	$ 20,237		$ 134,128	44%	34%

Diluted earnings per share from continuing operations	$ 1.75			$ 1.93	$ 1.22			$ 1.44	43%	34%

Diluted weighted average shares outstanding	93,280			93,280	93,018			93,018

Selected ratios as a percentage of net sales
Gross profit	34.1%			35.2%	32.5%			33.3%
Operating expenses	16.1%			15.5%	17.2%			15.7%
Operating income	18.0%			19.7%	15.3%			17.7%

(a) Deal-related amortization

(b) Total tax effect for non-GAAP pretax adjustments

(c) Inventory step-ups of $617

(d) Inventory step-ups of $937

(e) Write-off of in-process R&D related to acquired ANDA

(f) Acquisition costs of $1,315

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
Consumer Healthcare	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 429,996	$ -		$ 429,996	$ 417,001	$ -		$ 417,001	3%	3%
Cost of sales	292,782	694	(a)	292,088	274,865	750	(a)	274,115	7%	7%
Gross profit	137,214	694		137,908	142,136	750		142,886	-3%	-3%
Operating expenses	61,820	1,188	(a)	60,632	57,680	868	(a)	56,812	7%	7%
Operating income	$ 75,394	$ 1,882		$ 77,276	$ 84,456	$ 1,618		$ 86,074	-11%	-10%

Selected ratios as a percentage of net sales
Gross profit	31.9%			32.1%	34.1%			34.3%
Operating expenses	14.4%			14.1%	13.8%			13.6%
Operating income	17.5%			18.0%	20.3%			20.6%

	Six Months Ended
Consumer Healthcare	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 826,100	$ -		$ 826,100	$ 797,822	$ -		$ 797,822	4%	4%
Cost of sales	563,294	1,496	(a)	561,798	532,749	1,367	(a)	531,382	6%	6%
Gross profit	262,806	1,496		264,302	265,073	1,367		266,440	-1%	-1%
Operating expenses	116,093	2,500	(a)	113,593	106,200	1,512	(a)	104,688	9%	9%
Operating income	$ 146,713	$ 3,996		$ 150,709	$ 158,873	$ 2,879		$ 161,752	-8%	-7%

Selected ratios as a percentage of net sales
Gross profit	31.8%			32.0%	33.2%			33.4%
Operating expenses	14.1%			13.8%	13.3%			13.1%
Operating income	17.8%			18.2%	19.9%			20.3%

	Three Months Ended
Nutritionals	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 133,458	$ -		$ 133,458	$ 61,010	$ -		$ 61,010	119%	119%
Cost of sales	87,936	2,999	(a)	84,937	51,500	-		51,500	71%	65%
Gross profit	45,522	2,999		48,521	9,510	-		9,510	379%	410%
Operating expenses	25,359	2,793	(a)	22,566	6,913	449	(a)	6,464	267%	249%
Operating income	$ 20,163	$ 5,792		$ 25,955	$ 2,597	$ 449		$ 3,046	676%	752%

Selected ratios as a percentage of net sales
Gross profit	34.1%			36.4%	15.6%			15.6%
Operating expenses	19.0%			16.9%	11.3%			10.6%
Operating income	15.1%			19.4%	4.3%			5.0%

	Six Months Ended
Nutritionals	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 256,142	$ -		$ 256,142	$ 116,802	$ -		$ 116,802	119%	119%
Cost of sales	172,230	5,999	(a)	166,231	104,127	-		104,127	65%	60%
Gross profit	83,912	5,999		89,911	12,675	-		12,675	562%	609%
Operating expenses	45,670	5,594	(a)	40,076	12,668	899	(a)	11,769	261%	241%
Operating income	$ 38,242	$ 11,593		$ 49,835	$ 7	$ 899		$ 906	546214%	5401%

Selected ratios as a percentage of net sales
Gross profit	32.8%			35.1%	10.9%			10.9%
Operating expenses	17.8%			15.6%	10.8%			10.1%
Operating income	14.9%			19.5%	0.0%			0.8%

	Three Months Ended
Rx Pharmaceuticals	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 97,534	$ -		$ 97,534	$ 56,761	$ -		$ 56,761	72%	72%
Cost of sales	53,278	2,749	(a)	50,529	28,708	2,897	(a)	25,811	86%	96%
Gross profit	44,256	2,749		47,005	28,053	2,897		30,950	58%	52%
Operating expenses	11,061	-		11,061	9,836	-		9,836	12%	12%
Operating income	$ 33,195	$ 2,749		$ 35,944	$ 18,217	$ 2,897		$ 21,114	82%	70%

Selected ratios as a percentage of net sales
Gross profit	45.4%			48.2%	49.4%			54.5%
Operating expenses	11.3%			11.3%	17.3%			17.3%
Operating income	34.0%			36.9%	32.1%			37.2%

(a) Deal-related amortization

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Six Months Ended
Rx Pharmaceuticals	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 166,867	$ -		$ 166,867	$ 103,892	$ -		$ 103,892	61%	61%
Cost of sales	94,839	5,208	(a)	89,631	53,440	5,692	(a)	47,748	77%	88%
Gross profit	72,028	5,208		77,236	50,452	5,692		56,144	43%	38%
Operating expenses	21,078	-		21,078	32,175	14,000	(b)	18,175	-34%	16%
Operating income	$ 50,950	$ 5,208		$ 56,158	$ 18,277	$ 19,692		$ 37,969	179%	48%

Selected ratios as a percentage of net sales
Gross profit	43.2%			46.3%	48.6%			54.0%
Operating expenses	12.6%			12.6%	31.0%			17.5%
Operating income	30.5%			33.7%	17.6%			36.5%

	Three Months Ended
API	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 40,333	$ -		$ 40,333	$ 35,272	$ -		$ 35,272	14%	14%
Cost of sales	22,780	516	(a)	22,264	21,050	497	(a)	20,553	8%	8%
Gross profit	17,553	516		18,069	14,222	497		14,719	23%	23%
Operating expenses	7,521	-		7,521	9,243	(55)	(a)	9,298	-19%	-19%
Operating income	$ 10,032	$ 516		$ 10,548	$ 4,979	$ 442		$ 5,421	101%	95%

Selected ratios as a percentage of net sales
Gross profit	43.5%			44.8%	40.3%			41.7%
Operating expenses	18.6%			18.6%	26.2%			26.4%
Operating income	24.9%			26.2%	14.1%			15.4%

	Six Months Ended
API	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 77,694	$ -		$ 77,694	$ 68,192	$ -		$ 68,192	14%	14%
Cost of sales	43,360	1,008	(a)	42,352	43,212	986	(a)	42,226	0%	0%
Gross profit	34,334	1,008		35,342	24,980	986		25,966	37%	36%
Operating expenses	13,979	-		13,979	16,052	(14)	(a)	16,066	-13%	-13%
Operating income	$ 20,355	$ 1,008		$ 21,363	$ 8,928	$ 972		$ 9,900	128%	116%

Selected ratios as a percentage of net sales
Gross profit	44.2%			45.5%	36.6%			38.1%
Operating expenses	18.0%			18.0%	23.5%			23.6%
Operating income	26.2%			27.5%	13.1%			14.5%

	Three Months Ended
Other	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 16,194	$ -		$ 16,194	$ 12,381	$ -		$ 12,381	31%	31%
Cost of sales	11,239	436	(a)	10,803	8,677	978	(a, c)	7,699	30%	40%
Gross profit	4,955	436		5,391	3,704	978		4,682	34%	15%
Operating expenses	4,963	-		4,963	4,508	-		4,508	10%	10%
Operating income (loss)	$ (8)	$ 436		$ 428	$ (804)	$ 978		$ 174	-99%	146%

Selected ratios as a percentage of net sales
Gross profit	30.6%			33.3%	29.9%			37.8%
Operating expenses	30.6%			30.6%	36.4%			36.4%
Operating income (loss)	0.0%			2.6%	-6.5%			1.4%

	Six Months Ended
Other	December 25, 2010				December 26, 2009				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 32,034	$ -		$ 32,034	$ 24,050	$ -		$ 24,050	33%	33%
Cost of sales	21,660	857	(a)	20,803	16,393	1,554	(a, d)	14,839	32%	40%
Gross profit	10,374	857		11,231	7,657	1,554		9,211	35%	22%
Operating expenses	9,577	-		9,577	8,173	-		8,173	17%	17%
Operating income (loss)	$ 797	$ 857		$ 1,654	$ (516)	$ 1,554		$ 1,038	-254%	59%

Selected ratios as a percentage of net sales
Gross profit	32.4%			35.1%	31.8%			38.3%
Operating expenses	29.9%			29.9%	34.0%			34.0%
Operating income (loss)	2.5%			5.2%	-2.1%			4.3%

(a) Deal-related amortization (b) Write-off of in-process R&D related to acquired ANDA (c) Inventory step-ups of $617 (d) Inventory step-ups of $937

Table III
PERRIGO COMPANY
FY 2011 GUIDANCE AND FY 2010 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2011 Guidance*

FY11 reported diluted EPS from continuing operations range	$3.28 - $3.43
Deal-related amortization (1,2)	0.355
Charges associated with acquisition costs (2)	0.061
Charge associated with inventory step-up (2)	0.054
FY11 adjusted diluted EPS from continuing operations range	$3.75 - $3.90

Fiscal 2010*
FY10 reported diluted EPS from continuing operations	$2.42
Deal-related amortization (1)	0.195
Charges associated with acquisition costs	0.083
Charges associated with inventory step-ups	0.075
Charges associated with restructuring	0.100
Charges associated with acquired research and development	0.157
FY10 adjusted diluted EPS from continuing operations	$3.03

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions (2) Assumes a mid-fourth fiscal quarter close of the Paddock Laboratories acquisition
*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com or Daniel B. Willard, Manager, Investor Relations and Communication, +1-269-686-1597, dbwillard@perrigo.com